AMICUS THERAPEUTICS, INC.
2025 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

BioMarin Pharmaceutical Inc. (the “Company”) pursuant to the Amicus Therapeutics, Inc. 2025 Equity Incentive Plan, as assumed, amended and restated effective April 27, 2026, and as it may be further amended from time to time (the “Plan”) hereby grants you a number of restricted stock units (“RSUs”) in the amount set forth below (the “Award”). The Award is subject to all of the terms and conditions set forth in this Restricted Stock Unit Award Agreement, including the exhibits, appendices and addenda attached hereto (this “Agreement”) and the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

I.NOTICE OF AWARD OF RSUs

A.Terms of the Award. You have been granted RSUs, each of which represents the right to receive one share of Common Stock of the Company (a “Share” and collectively, the “Shares”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant Name (“you”):
Grant Date:
Total Number of RSUs Granted:
B.
    The RSUs will be adjusted in the event if changes in capital structure and similar events, as provided in Section 11.1 of the Plan.

C.Vesting Schedule. The RSUs will vest pursuant to the schedule set forth in Exhibit A, which is attached hereto and incorporated herein in its entirety.

D.Settlement. Subject to Section V, each RSU will be settled by delivery to you of one Share within thirty (30) days following vesting.

E.Separation. Unless otherwise provided in Exhibit A, all unvested RSUs will be forfeited upon your Separation.

II.MISCELLANEOUS

A.Stockholder Rights. You will not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, the RSUs (including, without limitation, any voting rights or any right to dividends paid with respect to the Shares underlying the RSUs) unless and until the RSUs vest and the Company has issued and delivered Shares to you and your name has been entered as a stockholder into the books and records of the Company.

B.Securities Law Compliance. In no event will the Company deliver Shares upon vesting and settlement of the RSUs unless the Shares are then registered under the Securities Act,
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and applicable state or non-U.S. securities law or, if not registered, the Committee has determined that the issuance of the Shares would be exempt from the registration requirements of the Securities Act and applicable state securities laws. The issuance of Shares also must comply with all other applicable laws and regulations governing the RSUs, including the requirements of any stock exchange on which the Shares may be listed, and you may not be issued Shares if the Committee determines that such issuance would not be in material compliance with such laws, regulations and listing requirements.

C.Transferability. Except as permitted in the Plan, the RSUs are not transferable except by will or by the laws of descent and distribution. Without limiting the generality of the foregoing, the RSUs may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, sale, pledge, hypothecation or other disposition of the RSUs or any attempt to make any such levy of execution, attachment or other process will cause the RSUs to terminate immediately.

D.Recovery of Compensation; Insider Trading Policy. Notwithstanding anything to the contrary in this Agreement, the Shares issued on settlement of an RSU under this Agreement and all amounts that may be received by you in connection with any disposition of any such Shares shall be subject to applicable recoupment, “clawback” and similar provisions under applicable law, as well as the Company’s clawback policy in accordance with Section 19 of the Plan. In addition, you may not be able to sell the Shares issued on settlement due to the restrictions of the Company’s insider trading policy.

E.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to you at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
F.Data Privacy Notice and Consent. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Company and is Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company and its Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of Common Stock awarded, canceled, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Common Stock received upon vesting of the RSUs may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources
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representative. You understand, however, that refusal or withdrawal of consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
G.Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of Delaware without regard to that state’s conflict-of-laws rules.
H.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
III.MODIFICATIONS

This Agreement may be modified or amended at any time in accordance with the Plan; provided that you must consent in writing to any modification that would materially impair your rights under the Award, to the extent such consent is required by the Plan.

IV.NO RIGHT TO CONTINUOUS SERVICE

Neither the Company nor any of its Affiliates is obligated by or as a result of the Plan or this Agreement to continue your employment or other service with the Company or any Affiliate, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company and its Affiliates to terminate your service at any time, subject to applicable law.

V.ACKNOWLEDGMENTS

In acknowledging the Award, you agree that:

(i)the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(ii)the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;

(iii)all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Committee;

(iv)your participation in the Plan is voluntary;

(v)the Award is outside the scope of your employment contract, if any;

(vi)the Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any overtime, severance, resignation,
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termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or its Affiliates;

(vii)in the event that you are not an employee, the grant of the Award will not be interpreted to form an employment contract or relationship with the Company or its Affiliates;

(viii)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(ix)if you receive the shares of Common Stock upon settlement of the RSUs, the value of such shares may increase or decrease in value;

(x)in consideration of the grant of the Award, no claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the shares of Common Stock received upon vesting and settlement of the RSUs resulting from your Separation (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and its Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.

By executing this Agreement, you agree to be bound by all of the provisions of the Plan applicable to the Award, the provisions of which are hereby made a part of this Agreement and incorporated herein by reference, and all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

VI.NON-U.S. APPENDIX

Notwithstanding any provisions in this Agreement, the grant of RSUs may be subject to the special terms and conditions set forth in Appendix A to this Agreement (including all addenda) for your country. Appendix A, including its addenda, constitute part of this Agreement.

VII.TAX WITHHOLDING; TAX IMPLICATIONS

Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related items related to your
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participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting, and settlement of the Award, the issuance of shares of Common Stock upon settlement of the Award, the subsequent sale of Common Stock acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.

Prior to any relevant taxable or tax withholding event, you will pay or make adequate arrangements satisfactory to the Committee (in the Committee’s sole discretion) to satisfy all withholding obligations. Unless the Committee expressly authorizes otherwise, you shall satisfy all tax withholding obligations arising in connection with the vesting of RSUs by automatically having withheld, effective as of each Vesting Date (as defined on Exhibit A), such number of shares of Common Stock underlying the RSUs that vest on such Vesting Date as have a Market Value (calculated in accordance with the Plan) equal to the amount of the applicable tax withholding obligations in connection with the vesting and settlement of such RSUs. The Company will withhold only the number of shares required to satisfy your obligations for Tax-Related Items at the statutory minimum (or such higher amount as is acceptable without adverse accounting consequences). You are deemed to have been issued the full number of shares of Common Stock at vesting, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

You shall pay to the Employer any amount of Tax-Related Items that the Employer may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares, if you fail to comply with your obligations in connection with the Tax-Related Items. Further, in consideration of the grant of the Award, no claim or entitlement to compensation or damages arises if, in satisfying your (and/or the Employer’s) obligation for Tax-Related Items, the Company and/or the Employer withholds an amount in excess of the amount legally required to be withheld, you irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim or damages.

The Committee and the Company assume no responsibility for individual income taxes, penalties or interest related to grant, vesting or settlement of the RSUs. Neither the Committee, the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the RSUs. You should consult with your personal tax advisor regarding the tax ramifications, if any, which
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result from receipt of the RSUs, the subsequent issuance, if any, of Shares on vesting and settlement of the RSUs, and subsequent disposition of any such Shares.

It is the Board’s, the Committee’s and the Company’s intent that the RSUs and this Agreement be exempt from Section 409A of the Code (“Section 409A”) to the extent applicable, and that this Agreement be administered accordingly. Notwithstanding anything to the contrary, to the extent that any payment or benefit under this Agreement is determined by the Committee to constitute “nonqualified deferred compensation” subject to Section 409A and is payable to you by reason of your Separation, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service,” as defined for purposes of Section 409A under applicable regulations, from the Company and (b) if you are a “specified employee” (within the meaning of Section 409A and as determined by the Committee), such payment or benefit shall not be made or provided to you until first day of the seventh month following the date of your separation from service from the Company and its Affiliates (or, if earlier, on the date of your death). Each payment under this Agreement shall be treated as a separate payment under Section 409A. You hereby agree that the Committee and the Company do not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Board, the Committee and the Company or any of its officers, directors, employees or Affiliates related to tax liabilities arising from the RSUs.

You may request a copy of the Plan by contacting our General Counsel at (415) 506-6307 or BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949, Attention: General Counsel.

You should carefully review the Plan and this Agreement before acknowledging this Award.

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By acknowledging this award of RSUs, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Committee or another third party designated by the Committee.
BioMarin Pharmaceutical Inc.

By:    [NAME]
Title:
Participant:
[Signed Electronically]
[NAME]
Acknowledgment Date:

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